(Page 2 of 35) 07/10/2009 12:47 FAX 1^ 002/035 AMENDED AND RESTATED PARTICIPATION AGREEMENT = Among VARIABLE INSURANCE PRODUCTS FUNDS, = FIDELITY DISTRIBUTORS CORPORATION and FIDELITY INVESTMENTS LIFE INSURANCE COMPANY THIS AMENDED AND RESTATED AGREEMENT, made and entered into a? of COMPANY, (hereinafter the “Company”), a subsidiary of FMR LLC, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be FIDELITY DISTRIBUTORS CORPORATION (hereinafter the “Underwriter”), a Massachusetts corporation; and each of VARIABLE INSURANCE PRODUCTS FUND, VARIABLE VARIABLE INSURANCE PRODUCTS FUND IV and VARIABLE INSURANCE PRODUCTS FUND V each an unincorporated business trust organized under the laws of the RF.CTTAT.S WHEREAS. each Fund engages in business as an open-end management established for variable life insurance policies and variable annuity contracts (collectively, the “Variable Insurance Products”) and qualified pension and retirement plans within the meaning of Treasury Regulation section 1.817-5(f)(3)(iii) (“Qualified Pls ns”) tn he offered by insurance companies which have entered into participation agreements with the Fund and the Underwriter WHEREAS, the beneficial interest in each Fund is divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series 1 # 333675

P7/1C/2000 12:40 FAX 000/03& Securities and Exchange 6422), granting Participating Insurance Companies and variable annuity and variable life 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the “1940 Act”) and Rules 6e-2(b) (15) and 6e-3(T) (b) (15) thereunder, to the extent necessary to permit shares of ths Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (hereinafter the “Shared Funding Exempt! ve Order”); and »t VlrtVll J. U11U lij AV£ company under the 1940 Act and its shares amended (hereinafter the “1933 Act’1); and mienl investment = flies Act of 1933, as WHEREAS, Fidelity Management & Research Coi registered as an investment adviser under the federal Investment applicable state securities law; and “Adviser”) is duly nt of 1940and any WHEREAS, the variable life insurance and/or variable annuity products identified on Schedule A hereto (“Contracts”) have been or will be registered by the Company under the i7jj rivi9 luiicjo duuii L^uiiLitividi uic CAEiupi liuiii Lnpic uimcr, clTlQ, WT vut/n J â– .vvvvuit u ca uiuiij account, established by resolution of the Board of Directors c for such Account on Schedule A hereto, to set aside and inve Contracts; and «segregated asset ; on the date shown [table to the aforesaid WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act, unless such Account is exempt from registration thereunder; and WHEREAS, the Underwriter is tegistere Exchange Commission (“SEC”) under the Securities F (hereinafter the “1934 Act”), and is a member in good Regulator/ Authority (hereinafter “FINRA”); and dealer with the Securities and pf IS)34. as amended^ WHEREAS, to the extent permitted by applicable insurance laws and regulations, The Company intends to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts and the Underwriter is authorized to sell such shares to each

07/18/2000 12:48 FAX g] 004/035 AGREEMENT NOW, Underwriter and each Fund agree as follows: ARTICLE A. Amendment and Restatement: Form of Agreement stated above a Company or i identical sepa below. This agreement shall amend and supersede the following Agreements as of the date as though 1. Participation Agreement dated July 28, 1987 among Company. Underwriter and Variable Insurance Product Fund I. Participation Agreement dated November 18, 1988 among Company, Underwriter mce Product Fund II. mcnt dated January 27, 1997 among Company, Underwriter and Product Fund III. 3. and In addition, the parties hereby amend and restate their Although the parties have executed this Agreement in the form of a Master Participation merit for administrative convenience, this Agreement shall create a separate participation nent for each Fund, as though the Company and the Underwriter had executed a separate, cal form of participation agreement with each Fund. No rights, responsibilities or liabilities r Fund shall be attributed to any other Fund. ARTICLE I. Sale of Fund Shares 1.1. ‘rhe Underwriter agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Fund. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from notice all order for the ie Fund; provided that the Tfollowing Business Day. die Company agrees that le Accounts will be m placed by the Company with the “Business Day” shall mean any day on which the New York Stock Exchange is open for trading

U7/1C/2000 12:40 FAX 005/035 Exchange Commission. asset value pursuant to the rules of the Securities and applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the Securities and Exchange Commission— and the Fund shall use reasonable efforts to calculate such netasset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of t rustees of the Fund (hereinafter the “Board”) may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required state acting in good faith and in light of their fit laws, necessary in the best interests of the 1.3. The ill be sold only— te Participating Insurance Companies and their separate accounts and Qualified Plans. No gharos of any Portfolio will be sold to the general public. 1.4. The Fund and the Underwriter will not sell Fund shares to any insurance company, separate account or Qualified Plan unless an agreement containing provisions substantially the same as Articles I, III, V, Agreement is 1-5. The Fund agrees to redeem for cash, on the Vtoj ui 1 uiiuiiviu vv .1 7anyfullor redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for Justness Day. t his section shall not apply to VIP Fund shares edemption fees. The Company shall not purchase or redeem redemption fees, including shares of Portfolios or share or share 1.6. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company agrees that all net amounts availahle under the. Contracts shall be invested in the Fund, in such other Funds advised by the Adviser as may be mutually agreed to in writing by the parties hereto, or in the Company’s general account, provided that such amounts may also be invested in an investment company other than the Fund if (a) such other investment company, or series thereof, lias investment objectives or policies that are substantially different from the investment objectives and policies of all the Portfolios of the Fund; or (b) the Company gives the Fund and the Underwriter 45 days written notice of its intention to make such other investment company available as a funding vehicle for the

V7/1C/2000 12:48 FAX g] 008/035 Contracts; or (c) such other investment company was available as a funding vehicle for the Contracts prior to the date of this Agreement and the Company so informs the Fund and Underwriter prior to their signing this Agreement (a list of such funds appearing on Schedule C investment company. 1.7. The after an order to purchase Fund shares is made in accordance with the provisions of Section LI hereof. Payment shall be in federal funds transmitted by wire. For purpose of Section 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the the responsibility of the Fund? e: certificates will nt will be recorded i: Account. nly. Stock 1 the Fund 1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on the Fund’s shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions^ to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Boston time) and shall use its best efforts to make such net asset value per share available by 7 p.m. Boston time. :ie: acts are not intended to serve as vehicles for : to short-term stock market fluctuations^ (a) all purchase and redemption orders it provides under solely from Contract Owner transactions fully received and recorded I time as of which each applicable VIP Portfolio net asset value was cal p.m. e.s.t); (b) it will comply with its policies and procedures designed to prevent excessive trading as approved by the Fund, or will comply with the Fund’s policies and procedures regarding excessive trading as set forth in the Fund’s prospectus; (c) any annuity contract forms or variable life insurance policy forms not in use at I shall result 4:00

07/1C/2000 12.40 FAX g] 007/035- hereto, will contain language reserving to the Company the right to refuse to accept instructions from persons that engage in market timing 01 other excessive or disruptivi activity. A 1 mply-illilLuhlmufo und laundering (“AML”) laws, rules andregulations, including hut, not limited to its obligations under the United States Bank Secrecy Act of 1970, as amended (by the USA PATRIOT Act of 2001 and other laws), and the rules, regulations and official guidance issued thereunder (collectively, the “BSA”). B. The Company agrees to undertake inquiry and due diligence regarding the customers to whom the Company offers and/or sells Portfolio shares or on whose behalf the Company purchases Portfolio shares and that the inquiry and due diligence is reasonably designed to determine that the Company is not prohibited from dealing with any such customer TT C— by (i) any Department of the Treasury (collectively, the “I admini ST C. The Company hereby represents, covenants and the Underwriter that: (a) None of the Company’s employees who are authorized in connection with their employment to transact business with the Fund or Underwriter in accounts in the Company’s name, in any nominee name maintained for the Company, or for which the Company serves as financial institution ofrecord are designated or targeted under any of the Sanctions or Special Measures and that no transactions placed in any such accounts by any of the Company’s authorized employees will (b) As the Sanctions or Special Measures are updated, the Company shall perindirally review them to confirm that none of the Company’s employees that are authorized to transact business with the Fund or Underwriter are designated or targeted under any of the Sanctions or Special Measuies; and (c) The Company, including any of the Company’s affiliates, does not maintain offices in any country or territory to which any of the Sanctions or Special Measures prohibit the export of services or other dealings. ios’ transfer agent promptly when and if it learns that the establishment or maintenance of any account holding, or transaction in or relationship with a holder of, Portfolio shares pursuant to this Agreement violates or appears to violate any of the Sanctions or Special Measures.

ARTICLE II, Representations and Warranties 2.1. The Company represents and registered under the 1933 Act or are exempt from registration thereunder; that the Contracts will he issued and sold in compliance in all material respects^ laws and that the sale of the Contracts shall comply in all material respects with state insurance— suitability requirements. The Company further represents and warrants that it is an insurance each Account is either registered or exempt from registration as a unit investment mist in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. 2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Utah and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the 2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 19S6, as amended, (the “Qde.“j= and that it will make every effort to maintain such qualification (under Subchapter M or any tr future. endowment, life insurance or annuity insurance contracts, under applicable provisions of the Code and that it will make every effort to mai and the I Tnderwriter immediately upon having have ceased to be so treated or that they might not be so treated in the future. make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act x>r otherwise, although it may make such payments in the future. The Fund has adopted a “no fee” or “defensive” Rule 12b-l Plan under which it. makes no payments for distribution nxptmsf’.ST- To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund? formulate and approve any plan under Rule 17.b-l to finance distribution expenses (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-l Plans under which it makes payments to finance distrihution expenses a majority of whom are not 2b-1 Plans 12b-1 Plans 2.6, The Fund makes no representation as to whether any aspect nf its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states except that the Fund represents that the Fund’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the Stale of Utah and the Fund and the Underwriter represent that their respective operations are and shall at all times remain in material compliance with the laws of the State of Utah to the extent required to perform this Agreement. •r represents and war of the FINRA and is registered as a broker-dealer with Commonwealth of Massachusetts and all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act 2.8. The Fund represents that it is lawfully organized and validly existing under the 2.9. The remain duly registered in all material respects under all applicable fedeml and state securities laws that the Adviser shall perform its obligations for the Fund in compliance in all material res with the laws of the Commonwealth of Massachusetts and any applicable state and federal securities laws. 2.10. The Fund and Underwriter represent and warrant that all of their directors, coverage as required c be promulgated from time to time. The aforesaid Rond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. 2.11. The Company representsand warrants that all of its directors, officers. employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, and that said bond is issued by a reputable bonding company, includes coverage for larceny and embezzlement/ make all reasonable efforts- always in effect, and agrees coverage no longer applies. mpany agrees to provisions is

07/16/2009 12:49 FAX ARTICLE III. Prospectuses and Proxy Statements: Voting: 3-1, Ths Underwriter shall provide the Company with as many printed copies of the Fund’s cunent prospectus and Statement of Additional Information as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide camera- ready film containing the Fund’s prospectus and Statement of Additional Information, and such other assistance as is reasonably necessary in order for the Company once each year (nr more frequently if the prospectus and/or Statement of Additional Information for the Fund is amended during the year) to have the prospectus^ private offeringmemorandum nr other disclosure document (“Disclosure Document”) for the Contracts and the Fund’s prospectus printed together in one document, and to have the Statement of Additional Information for the Fund and the Statement of Additional Information for the Contracts printed together in one docum ent Alternatively, the Company may print the Fund’s prospectus and/or its Statement. of Additional Information in combination with other fund companies’ prospectuses and statements of addiiinnal distributing Fund prospectuses and Statements of Additional Information shall he the expense of the Company. For prospectuses and Statements of Additional Information provided by the Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be home by the Fund Tf the Company chooses to receive camera-ready film in lien of receiving printed copies of the Fund’s prospectus, the Fund will reimburse the Company in an amount equal tn the product of A and R where A is the number of such prospectuses distributed to owners of the Contracts, and B is the Fund’s per unit cost of typesetting and printing the Fund’s prospectus. The same procedures shall be followed with respect to the Fund’s Statement of Additional Information: 3.2. The Fund’s prospectus shall state that the Statement of Additional Information for the Fund is available from the Underwriter or the Company (or in the Fund’s discretion, the Prospectus shall state that such Statement is available from, the Fund); 3.3. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and Statements of Additional Information, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing tn Contract Owners Xi) solicit voting instructions from Contract owners; fit)—vote the Fund shates in accordance with instructions received from Contract owners; and

07/10/2003 12.43 FAX- 011/035 portfolio for which instructions have been received in that separate account, so long as and to the extent that the Securities and Exchange Commission continues to interpret own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B attached hereto and incorporated herein by this reference, which standards will also be provided to the other 3.5. The Fund will shareholders, and in particular the Fund will either provide for annual meetings or comply with flection 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the Securities and Exchange Commission’s interpretation of the ARTICLE IV. Sales Material and Information 4.1. The Ci i, to the Fund or its designee, each piece of sales literature or other promotional material in which The Fund or its investment adviser or the Underwriter is named, at least fifteen Business Days prior to its use. No such material shall be used if the Fund or its designee reasonably objects to such use within -4.2. The or Contracts other than the information or representations contained in the registration statement m_ prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sale s literature or other promotional material approved by the Fund or its designee or by the nderwriter or the designee of either? IT furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its separate account(s), is named at least fifteen Business Nays prior to its use. No such material shall be used if the Company or its designee reasonably U! f receipt of such material? 10

07/1C/2003 12:50 FAX 4.4. The Fund and the Underwriter shall not give any information or make any Contracts other than the information or representations contained in a registration statement or— Disclosure Document for the Contracts, as such registration statement or Disclosure Document which are in the public domain or approved by the Company for distribution tn Contract owners or in sales literature or other promotional material approved by the Company or its designee, 4.5. The Fund will provide to the Company at least one complete copy of all statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities. 4.6. The Company will provide to the Fund at least one complete copy of ail registration statements, Disclosure Documents, Statements of Additional Information, reports. solicitations for voting instructions, sales literature and other promotional materials, applications to or affect the Fund, the Contracts or each Account, contemporaneously with the filing of such document with the SEC or other regulatory authorities or, if a Contract and its associated Account are exempt from registration, at Lite time such documents arc first published. 4.7. For purposes of this Article IV, the phrase “sales literature or other or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspapei, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, telephone directories (other than routine listings), electronic or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars^ scripts, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made Documents, Statements of Additional Information, shareholder reports, and proxy materials. ARTICLE V. Fees and Expenses 5,1. The Fund and I JndftTwriteT shall p^y no for or other eompCTisstion tn the Company under this agreement, except that if the Fund or any Portfolio adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses, then the Underwriter may make payments to the Company or to the underwriter for the Contracts if and in amount? agreed to by -

337/10/2003 12.50 FAX the Underwriter in writing and such paymentswill be made out of existing fees otherwise payable to the Underwriter, past profits of the Underwriter or other resources available to the Underwriter. No such payments shall be made directly by the Fund. 5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall sec to it that all its shares arc registered and authorized for : issuance in accordance with applicable federal law and, if and to the extent deemed advisable by — the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund’s shares, preparation and tiling of the Fund’s prospectus and registration statement, proxy materials and reports, setting the — prospectus in type, setting in type and printing the proxy materials and reports to shareholders (includingthe costs of printing a prospectus that constitutes an annual report), the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund’s shares! 5.3. The Company shall bear the expenses of distributing the Fund’s prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund ARTICLE VI. Diversification: . 1. The Fund will at all times invest money from the Contracts in such a manner ARTICLE VII. Potential Conflicts 7-1—The Board will monitor the Fund Ihr the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable

C-7/1C/2003 12:50 FAX 014/035 the manner in which the investments oi any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and v or (f) a decision by an insurer to disregard the voting instrut shall promptly inform the Company if it determines that an contract owners; ial conflict exists and the implications thereof. 7.2. The it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under The Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an t ci instructions are disregarded. 73. If it is determined by a majority of the Board, or a majority of its disinterested; trustees, that a material irreconcilable conflict exists, the Company and other Participating determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1), withdrawing The assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, oi submitting the question whether such segregation be contract owners act owners and, as appropriate, segregating the assets â– act owners, life insurance contract owners, or variable g Insurance Companies) that votes in favor of such— X2Mstal account. 7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund’s election? to withdraw the affected Account’s investment in the Fund and terminate this Agreement with limited to the extent required by the foregoing material irreconcilable conflict as determined by a and termination musL is provision is being— majority of the disinterested members of the Board. Any such withdi take place within six (6) months after the Fund gives written notice tl implemented, and until the end of that six month period the Under wr to accept and implement orders by the Company for the purchase (an the Fund. of shares of 73. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Company conflicts with the majority of other state = regulators, then the Company will withdraw the affected Account’s investment in the Fund and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable

07/10/2003 12.50 material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by die foregoing material irreconcilable conflict as determined by a majority of Ihe disinterested members of the Board. Until rhe end of the foregoing six month period, the purchase (and redemption) of shares of the Fund. that such withdrawal and termination shall be limited to the extent required by any such material Irreconcilable conflict as determined by a majority of the disinterested members of the Board. 7.7. If and to the extent that Rule 6e-2 and Rule 6e 3(T) are amended, or Rule 6e-3 in amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (h) Sections 3,4T T5, 7,1,7.2, 7.3,7.4, and 7.5 of this Agreement shall continue in effect only to the extent that amended or adopted. : ARTICLE VIII. Indemnification 8.1. Indemnification By The Company 8.1(a). The Company agrees to indemnify and hold harmless the Fund and each •5 s the Fund within the meaning of S ,H this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid — in settlement with the written consent of the Company) or litigation (including legal and other common law or otherwise, insofar as such losses, claims^ , regulation, at actions in respect thereof) or settlements are related to the sale or acquisition of, or investment in, the Fund’s shares or the Contracts and;

07/1C/2000 12:51 FAX (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Disclosure Documents for the amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, = provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in any Disclosure Document relating to the Contracts ar in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection wi (li) arise out of or as a result of statements or representations (other than iments or representations contained in the regii prospectus or control) or wrongful conduct of the Company or persons under its cantrnf with respect to the sale or distribution of the Contracts or Fund Shares; or (iii) fact contained in a Registration Statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading if such a statement or omission was made in reliance upon and in coi or on behalf of the Company; or and furnish the (v) arise out of or result from any material breach of any representation anchor warranty made by the Company in tills Agreement or arise out of or result from any other material as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof. ^provision with -against an respect to any losses, claims, damages, liabilities or Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith or gross negligence in the performance of such Indemnified Party’s duties or by reason of such the or Fund, whichever is applicable. 8.1(c). The Company shall not be liable under this indemnification provision with

A7/1C/2003 12:51 FAX noti fied the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company’s election to assume the defense thereof, the Indemnified r< will not be liable to such party under tins Agreement for any legal or other expenses subsequently reasonable costs of investigation 8.2. Indemnification by the Underwriter mnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section lb of the 1933 Act (collectively, the “Indemnified Parties” for purposes of This Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid tn settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common taw or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in rcspecL thereof) or settlements are related to the sale or acquisition of, or investment in, the

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first 4egal process giving information of the nature of the claim shall have been served upon such Indemnified Party (oi after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate,

g] 010/035 at its own expense, defense thereof wj Underwriter To snel Thereof. The Underwriter also shall be entitled to assume the sfactory to the party named in the action. After notice from the :of, the ed by it, and or other ,r the Underwriter will not be liable to su< expenses subsequently incurred by sue! thereof other than reasonable costs of investigation. unde] 8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in Fund 8.3(a). The Fund agrees to indemnify and hold harmless the Company, and ese.h of its directors and officers and each person, if any who controls tho Company within th? meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which The Indemnified Parties may become subject under any statute, at common law or otherwise, settlements result from the gross negligence, bad faith or willful misconduct of the Board ot any and: (i) and failure to comply with the diversification requirements specified in Article VT of this Agreement);or arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fundi as limited 8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad feirb or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Pariy’s reckless disregard of obligations and duties under this Agreement or to the •? :e; is applicable. &3(c). The Fund si ir< notified the Fund in •writing within a vision with Party shall have first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may hayeto the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense. in the with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any independently in connection with 11 incurred by such party 8.3(d). The Company and the Underwriter agree promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its respective officers or the operation of either Account, or the sale oracquisition of shares of the Fund ARTICLE IX. Applicable Law 9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts. 9.2. , 1934 and 1940 acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, 11AJL 111111LCU IU5 and the be therewith ARTICLE X. Termination 10.1. This Agreement shall continue in full force and effect until the first to occur of: (a)—termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties; or (b) termination by the Company by written notice to the Fund and the Underwriter shares of such Portfolio are notreasonably available to meat the requirernenK of the Contracts; or

:n notice to the Fund and the Underwriter ent any of the Portfolio’s shares aie not â– e with applicable state and/or federal law media of the Contracts issued or to be issued by the Company; ar (d) termination by the Company by written notice to the Fund and the I Jnderwritor with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or it the Company reasonably believes that ror 82 Devonshire Street, V5A Boston, Massachusetts 02109 Attention: Treasurer If to the Underwriter 82 Devonshire Street, V5A Boston, Massachusetts 02109 Attention: Treasurer

10-3. The provisions of Articles II (Representations and Warranties), VIII (Indemnification), IX (Applicable Law) and XII (Miscellaneous) shall survive termination of this Agreement. In addition, all other applicable provisions of this Agreement shall survive furnish to the Fund and the Underwriter the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund and the Underwriter) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Portfolio that was otherwise available undpr the Contracts without first giving the Fund or the Underwriter 90 days notice of its intention to do sa. ARTICLE XI. Notices Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party. 82 Devonshire Street, V5A Boston, Massachusetts 02109 Attention: Treasurer If to the Underwriter 82 Devonshire Street, V5A Boston, Massachusetts 02109 Attention: Treasurer

V-7/1C/2000 12:52 FAX 023/035- 12.1 All persons dealing with the Fund must look solely to rhe property of the^ for the enforcement of any claims against the Fund as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on hehalf nf the Fund- 12.2 Subject to the requirements of legal process and regulatory authority, each hall treat as confidential the names and addresses of the owners of the Contracts other party hereto and? itilizc such names and addresses and other confidential domain without the express wri 12.3 The captions in this Agreement are included for convenience nf reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. each 12.4 This Agreement may be executed simultaneously in two or more counterparts, 1 taken together shall constitute one and the same instrument. 12.5 If any provision of this decision, statute, rule or otherwise, the ren invalid by a court governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may requesf in order to i manner con regulations. law or 12.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws. 12.8. This assigned by any party w that the Underwriter ma affiliate of or company uv.WU licensed and registered io perform the obligations of the Underwriter not be is hereto; provided, however; to any [Tl

Company shall promptly notify the Fund and the Underwriter of any change in control of the Company. (c) any financial statement, proxy statement., notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders; (e) any other report submitted to the Company by independent accountants in connection, with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

07/1C/2003 12.53 FAX U4 WITNESS WHEREOF, each of ihe parties hereto has causedin its name and on its behalf by its duly authorized representative. VARIABLE INSURANCE PRODUCTS FUND, VARIABLE INSURANCE PRODUCTS FUND II 24

Schedule A- FVIA-92100 FVIA-99100 FVA-88200 FVA-88201 VA -1/87 NKR-96100 NRR 96101 DVA-2005 EDVA-GWB-2007 25 # 333675

07/1C/2000 12.53 FAX SCHEDULEB herein shall have the meanings as^gr^ “Company” shall also include the depa to perform the steps delineated below. â–¡responding responsibilities for the handling of iter, the Fund and the Company. The defined terms he Participation Agreement except that the term â– H The r is given to the Company by the Underwriter as early as ie Fund for the shareholder meeting to facilitate the adures. At this time the Underwriter will inform the Company of the Record, Mailing and Meeting dates This will be done verbally approximately two months before meeting. 51 2. Promptly after the Record Date, the Company will perform a “tape run”, or othei activity, = which will generate the names, addresses and number of units which are attributed to each contractowner/policyholder (the “Customer”) as of the Record Date. Allowance should be te made for account adjusi Customers’ accounts as Note: The number of proxy statements is determined by the activities described in Step #2, The Company will use its best efforts to call in the number of Customers to Fidelity, as 7 but no later than two weeks after the Record Date. soon as 3. The Fund’s Annual Report no longer needs to he sent to each Customer by the Company— either before or together with the Customers’ receipt of a proxy statement Underwriter will provide the last Annual Report to the Company pursuant to the terms of Section 3.3 of the Agreement to which this Schedule relates. iajrds” or ‘‘Card”) is provided to the personalize the Voting Instruction T’\ _-.T-.-X Cards, The Legal Department, of the I Jndcrwriter or its affiliate (“Fidelity T ngal approve the Card before it is printed. Allow approximately 2-4 business days ft information on the Cards. Information commonly found on the Cards includes; name (legal name as found on account registration) address a. e. individual Card number for use in Cards as printed by the Fund) (This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals?) on 27

(Page 29 of 35)

07/16/2009 12:53 FAX 029/035

5. During this time, Fidelity Legal will develop, produce, and the Fund will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Fund). Contents of envelope sent to Customers by Company will include:

   a. Voting Instruction Card(s)
   b. One proxy notice and statement (one document)
   c. return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
   d. "urge buckslip" - optional, but recommended. (This is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important. One copy will be supplied by the Fund.)
   e. cover letter - optional, supplied by Company and reviewed and approved in advance by Fidelity Legal.

6. The above contents should be received by the Company approximately 3-5 business days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to Fidelity Legal.

7. Package mailed by the Company.
   * The Fund <u>must</u> allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but <u>not</u> including) the meeting, counting backwards.

8. Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

   Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by Fidelity in the past.

9. Signatures on Card checked against legal name on account registration which was printed on the Card.

   Note: For Example, If the account registration is under "Bertram C. Jones, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

28

333675

fob There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first coincide, then an internal audit of that vote should occur. This may entail a recount. 12. The actual tabulation of votes is done in units which is then converted fo sharps (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) Fidelity Legal must review and approve tabulation format 14. A Certification of Mailing and Authot the Company as well as an original co a standard form for each Certification. 15. The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, access to such Cards? ‘J reasonable 16. All app writing “si II TIT

07/1C/2000 12.53 FAX- @031/035 SCHEDULE C — Other investment companies currently available under variable annuities or variable life — insurance issued by the Company:

0-7/1 0/2000 12:53 FAX 032/035 SUB-LICENSE AGREEMENT “Company”), a company organized and existing under the laws of the State of Utah. With a principal place of business at 175 East 400 South, 8th Floor, Salt Lake City, Utah 84111. WHEREAS, FMR Corp., a Massachusetts corporation, the parent company of Fidelity, is the owner of the trademark and the tradename “FIDELITY INVESTMENTS” and is rhe owner of a trademark in a pyramid design (hereinafter, collectively the “Fidelity Trademarks”), a copy of each nf -An, and granted a license to Fidelity (the “Master License Agreement”) to to third parties for their use in connection with Promotional Materials as hereinafter defined; and WHEREAS, Company is desirous of using the Fidelity Trademarks in connection with distribution of’‘sales literature and other promotional material’’ with information, including rhe Fidelity Trademarks, printed in said material (such material hereinafter called the Promotional” have the same meaning as in the certain Participation Agreement dated as of the day of , 2009, among Fidelity, Company and the Variable Insurance Products Funds (hereinafter “Participation Agreement”); and WHEREAS, Fidelity is desirous of having the Fidelity Trademarks used in connection with the Promotional Material. NOW and for other good and valuable hereinafter set forth, 17 Fidelity hereby grants to Company a non-exclusivc, non-transferable license to use the Fidelity Trademarks in connection with the promotional distribution of the Promotional Material and Company accepts said license, subject to the terms and conditions set forth herein. 2, Company acknowledges that FMR Corp, is the owner of all right, title and interest in the Trademarks by FMR Coqr, and that it. will not, now nr hereinafter, contest any registration or — application for registration of the Fidelity Trademarks by FMR Corp., nor will it, now or hereafter, aid anyone in contesting any registration or application for registration of the Fidelity Trademarks by FMR Corp. —

-0-7/1C/2OOO 12:54 FAX /Fidelity and not to use any other trademaj k, service mark or registered trademark in combination with any of the Fidelity Trademarks without approval by Fidelity. 4. Company agrees that it will place all necessaty and proper notices and legends in order to protect the interests of FMR Corp, and Fidelity therein pertaining to the Fidelity Trademarks on the Promotional Material in shall conform to control of. Fidelity. 6- Company agrees to cooperate with Fidelity in facilitating Fidelity’s control of the use of the ^Fidelity Trademarks and ol the quality of the Promotional Material to permit reasonable inspection of samples of same by Fidelity and to supply Fidelity with reasonable quantities of samples of the Promotional Material upon request 7. Company shall comply with all applicable laws and regulations and obtain any and all licenses or other necessary permits pertaining to the distribution of said Promotional Material. 8. Company agrees to notify Fidelity of any unauthorized use of the Fidelity Trademarks by others promptly as it comes to the attention of Company. Fidelity or FMR Corp, shall have the sole right and discretion to commence acti. Il’ 9. This agreement shall continue in force until terminated by Fidelity. This agreement shall automatically terminate upon termination of the Master I ,i cense Agreement In addition , Fidelity with or without al Trademarks and shall destroy, at Company’s expense, any and all materials in its possession bearing the Fidelity Trademarks, and agrees that all rights in the Fidelity Trademarks and in the goodwill connected therewith shall remain the property of I extended by written agreement of the parties, this certain Participation Agreement 10. Company shall indemnify Fidelity and FMR Corp, and hold each of them harmless from and against any loss, damage, liability, cost or expense of any nature whatsoever, including without limitation, reasonable attorneys’ fees and all court costs, arising out of use of the Fidelity Trademark by Company.

07/10/2003 12.54 FAX g] 034/035 41. In cousideratioir motion and advertising of Fidelity as a result of the distribution by Company of the Promotional Material, Company shall not pay any monies as a royalty to Fidelity for this license. 12, This agreement is not intended in any manner to modify the terms and conditions of the Participation Agreement. In the event of any conflict between the terms and conditions herein and thereof, the terms and conditions ‘attic ination 13. This agreement shall be interpreted according to rhe laws nf the CnmtnnnwRalrh of Massachusetts. IN eby execute this agreement, as of the date first above written. FIDELITY DISTRIBUTORS CORPORATION By; Name; Bill Loehning Title; Executive Vice President Date: FIDELITY INVESTMENTS I IFF INSURANCE COMPANY By: Name: Title:

07/16/2009 12:54 FAX g] 035/035 Int- Cl.: 36 Prior U.S. Cis.: 101 and 10Z EXHIBIT A United States Patent and 1988 Reg, No. 1.481.040 Registered Mar. 15, SERVICE MARK PRINCIPAL REGISTER FMR CORP. (MASSACHUSETTS CORPORATION) 82 DEVONSHIRE STREET BOSTON, MA 02109, ASSIGNEE OF FIDELITY DISTRIBUTORS SER. NO. 641,707, FILED 1-28-1987 RUSS HERMAN. EXAMINING ATTORNEY